As filed with the Securities and Exchange Commission
                 on September 3, 1999
                                     Registration No. 333-_______

                     SECURITIES AND EXCHANGE COMMISSION
                           Washington, D.C. 20549
                             ___________________

                                  FORM S-8
                           REGISTRATION STATEMENT
                                    UNDER
                         THE SECURITIES ACT OF 1933
                             ___________________

                     Pacific Sunwear of California, Inc.
           (Exact name of registrant as specified in its charter)
                             ___________________

            California                              95-3759463
 (State or other jurisdiction of                 (I.R.S. Employer
  incorporation or organization)               Identification No.)

             5200 E. La Palma Avenue, Anaheim, California 92807
                               (714) 693-8066
        (Address and telephone number of principal executive offices)
                             ___________________

          Pacific Sunwear of California, Inc. 1999 Stock Award Plan
                          (Full title of the plan)
                             ___________________

                   Greg H. Weaver, Chief Executive Officer
                     Pacific Sunwear of California, Inc.
                           5200 E. La Palma Avenue
                          Anaheim, California 92807
                   (Name and address of agent for service)
                             ___________________

 Telephone number, including area code, of agent for
                      service: (714) 693-8066
                             ___________________


                      CALCULATION  OF REGISTRATION  FEE


                                                             C>
                                 Proposed     Proposed
                                 maximum      maximum
Title of         Amount          offering     aggregate      Amount of
securities       to be           price        offering       registration
to be            registered      per unit     price          fee
registered

Common Stock,    1,200,000(1)    $24.1875(2)  $29,025,000    $8,068.95(2)
par value $0.01
per share

___________

 (1) This Registration Statement covers, in addition to the number of shares of Common Stock stated above, options and other rights to purchase or acquire the shares of Common Stock covered by the Prospectus and, pursuant to Rule 416(c) under the Securities Act of 1933, as amended (the "Securities Act"), an additional indeterminate number of shares, options and rights which by reason of certain events specified in the Pacific Sunwear of California, Inc. 1999 Stock Award Plan (the "Plan") may become subject to the Plan.

 (2) Pursuant to Rule 457(h), the maximum offering price, per share and in the aggregate, and the registration fee were calculated based upon the average of the high and low prices of the Common Stock on September 1, 1999, as reported on the Nasdaq National Market System and published in The Western Edition of The Wall Street Journal.

      The Exhibit Index for this Registration Statement is at page 8.


                             PART I

                   INFORMATION REQUIRED IN THE
                    SECTION 10(a) PROSPECTUS


     The documents containing the information specified in Part I of Form S-8 (plan information and registrant information) will be sent or given to employees as specified by Securities Act Rule 428(b)(1). Such documents need not be filed with the Securities and Exchange Commission (the "Commission") either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Securities Act Rule 424. These documents, which include the statement of availability required by Item 2 of Form S-8, and the documents incorporated by reference in this Registration Statement pursuant to Item 3 of Form S-8 (Part II hereof), taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

                             PART II

                   INFORMATION REQUIRED IN THE
                     REGISTRATION STATEMENT


Item 3.  Incorporation of Certain Documents by Reference

     The following documents of Pacific Sunwear of California, Inc. (the "Company") filed with the Commission are incorporated herein by reference:

     (a) Annual Report on Form 10-K for the Company's fiscal year ended January 31, 1999;

     (b) Quarterly Report on Form 10-Q for the Company's quarterly period ended May 2, 1999; and

     (c) The description of the Company's Common Stock contained in its Registration Statement on Form 8-A filed on February 24, 1993, and any amendment or report filed for the purpose of updating such description.

     All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities and Exchange Act of 1934, as amended (the "Exchange Act"), prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents. Any statement contained herein or in a document, all or a portion of which is incorporated or deemed to be incorporated by reference herein, shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or amended, to constitute a part of this Registration Statement.

Item 4.  Description of Securities

     The Company's Common Stock, par value $0.01 per share (the
"Common Stock"), is registered pursuant to Section 12 of the Exchange Act, and, therefore, the description of securities is omitted.

Item 5.  Interests of Named Experts and Counsel

     Not applicable.

Item 6.  Indemnification of Directors and Officers

     The Company's Articles of Incorporation provide that the liability of the Company's directors for monetary damages shall be eliminated to the fullest extent permitted under California law. The Company's Bylaws include a provision that eliminates, to the fullest extent permitted by California law, the personal liability of its directors and officers for monetary damages in any legal proceeding based on their action or inaction as a director or officer, subject to certain limitations for actions initiated by the director or officer, settlements not approved by the Company, losses covered by the directors' and officers' liability insurance policy maintained by the Company, and judgments for an accounting of profits pursuant to Section 16(b) of the Exchange Act and similar laws.

     The General Corporations Law of California (the "Corporations Law") (1) eliminates the liability of directors and officers for monetary damages in an action brought by a shareholder in the right of the Company (referred to herein as a "derivative action") or by the Company for breach of duty to the Company and its shareholders and (2) authorizes the Company to indemnify directors and officers for monetary damages for all acts or omissions committed by them in their respective capacities. Both the Corporations Law and the Bylaws of the Company, however, prohibit indemnification for: (a) acts or omissions that involve intentional misconduct or knowing and culpable violation of law; (b) acts or omissions that a director or officer believes to be contrary to the best interests of the Company or its shareholders or that involve the absence of good faith on the part of a director or officer seeking indemnification; (c) any transaction from which a director or officer derives an improper personal benefit; (d) acts or omissions that show a reckless disregard for the directors or officers duty to the Company or its shareholders in circumstances in which such person was aware, or should have been aware, in the ordinary course of performing his or her other duties, of a risk of serious injury to the Company or its shareholders; (e) acts or omissions that constitute an unexcused pattern of inattention that amounts to an abdication of the directors' or officers' duty to the Company or its shareholders; and (f) liabilities arising under Section 310 (contracts in which a director has material financial interest) and 316 (certain unlawful dividends, distributions, loans, and guarantees) of the Corporations Law. In addition, the Company may not indemnify directors and officers in circumstances in which indemnification is expressly prohibited by Section 317 of the Corporations Law.

     The Company has entered into indemnification agreements with its directors and executive officers that require the Company to indemnify such directors and officers to the fullest extent permitted by applicable provisions of the Corporations Law, provided that any settlement of a third party action against a director or officer is approved by the Company, and subject to limitations for actions initiated by the director or officer, penalties paid by insurance, and violations of Section 16(b) of the Exchange Act and similar laws.

Item 7.  Exemption from Registration Claimed

     Not applicable.

Item 8.  Exhibits

     See the attached Exhibit Index at page 8.

Item 9.  Undertakings

     (a)  The undersigned registrant hereby undertakes:

        (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

              (i)  To include any prospectus required
              by Section 10(a)(3) of the Securities Act;

              (ii) To reflect in the prospectus any
              facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement; and

              (iii) To include any material
              information with respect to the plan of
              distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

          Provided, however, that paragraphs (a)(1)(i) and
     (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement;

        (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

        (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to
Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (h) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, executive officers and controlling persons of the registrant pursuant to the provisions described in Item 6 above, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                           SIGNATURES

     Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Anaheim, State of California, on the 18th day of August, 1999.



                              By:  /s/ Greg H. Weaver
                                 Greg H. Weaver, President and
                                 Chief Executive Officer



                        POWER OF ATTORNEY

     Each person whose signature appears below constitutes and appoints Greg H. Weaver and Carl W. Womack, or either of them individually, his true and lawful attorney-in-fact and agent, with full powers of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Commission, granting unto said attorneys-in-fact and agents, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or either of them individually, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.


Signature                  Title                         Date

/s/ Greg H. Weaver         Chairman of the Board         August 18, 1999
    Greg H. Weaver         and Chief Executive
                           Officer (Principal
                           Executive Officer)

/s/ Carl W. Womack         Senior Vice                   August 18, 1999
    Carl W. Womack         President, Chief
                           Financial Officer and
                           Secretary (Principal
                           Financial and
                           Accounting Officer)

/s/ Pearson C. Cummin III  Director                      August 18, 1999
    Pearson C. Cummin III

/s/ Peter L. Harris        Director                      August 18, 1999
    Peter L. Harris

/s/ Julius Jensen III      Director                      August 18, 1999
    Julius Jensen III

/s/ Sally Frame Kasaks     Director                      August 18, 1999
    Sally Frame Kasaks

/s/ Richard Lyons          Director                      August 18, 1999
    Richard Lyons


                          EXHIBIT INDEX


Exhibit
Number             Description of Exhibit


4.   Pacific Sunwear of California, Inc. 1999 Stock Award
     Plan.

5. Opinion of O'Melveny & Myers LLP (opinion re legality).

23.1 Consent of Deloitte & Touche LLP (consent of independent auditors).

23.2 Consent of O'Melveny & Myers LLP (included in Exhibit 5).

24.  Power of Attorney (included in this Registration
     Statement under "Signatures").